EXHIBIT 10.21

PROMISSORY  NOTE

$50,000.00	December 21, 2011

FOR VALUE RECEIVED, GelTech Solutions, Inc. (the “Company”) hereby promises to pay to the order of Michael R. Hull or his assigns (the “Holder”) the principal sum of $50,000.00, with unpaid interest thereon, on or before February 19, 2012 (the Maturity Date)..

1.           General Provisions

(a)           Interest Rate.   Interest payable on this Note shall accrue at the rate of five percent (5%) per annum.  Accrued interest will be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable.

2.           Event of Default.

(a)           For purposes of this Note, an “Event of Default” means:

(i)   the Company shall default in the payment of interest and/or principal on this Note within five business days after the  Company’s receipt of notice of default from the Holder;

(ii)   the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company under this Note (other than for non-payment) and such failure shall continue uncured for a period of  20 business days after notice from the Holder of such failure (or if such breach is not capable of being cured with such 20 business day period but the Company commences to cure and diligently and continuously acts to cure such breach, such longer period as may be necessary to cure such breach);

(iii)   an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Company or any of their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of any of its assets, and, in any such case, such proceeding or petition shall continue undismissed 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(iv)           the Company shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 4(a)(iii), (C)  apply for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Company or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing; or

(v)           the Company shall sell or otherwise transfer all or substantially all of its assets; provided, however, an Event of Default shall not mean the Exchange Offer.

3.           Miscellaneous.

(a)           Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

(b)           Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(c)           Usury.  In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

(d)           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(e)           Successors and Assigns.  Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.  The term “Company” as used herein, shall include the respective successors and assigns of the Company and any other obligor.

(f)           Governing Law.  This Note shall be governed by, and construed in accordance with, the internal laws of the State of Florida without reference to principles of conflicts of laws.

(g)              Exclusive Jurisdiction and Venue. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Florida and venue shall be in the County of Martin or the Southern District of Florida.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

                          GelTech Solutions, Inc.

                          By: ________________________________
                              Michael Cordani, Chief Executive Officer